Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2017, relating to the consolidated financial statements of Hemispherx Biopharma, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Hemispherx Biopharma, Inc. for the year ended December 31, 2016.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

Blue Bell, Pennsylvania
May 4, 2017